Exhibit 10.22

Deposit Account Pledge Agreement

(applicable to comprehensive credit line or ordinary loans)

Contract No. GRB15217-4

Pledgor: Hong Kong Secoo Investment Group Limited

Domicile: FLAT/RM C21/F, CENTRAL 88, 88 DES VOEUX ROAD CENTRAL HK

And

Pledgee: Xiamen International Bank Co., Ltd. Beijing Branch (name of branch)

Domicile: Suites 03, 05-11, 11/F. and south side of 1/F., Zhongshang Tower, No. 5 East Sanlihe Road, Xicheng District, Beijing, China

Instructions: This Agreement is concluded by the parties hereto on the basis of equality and free will in accordance with the relevant laws and regulations, and all the clauses hereof are expression of true intention of the parties. In order to sufficiently protect the lawful rights of the Pledgor, the Pledgee requests the Pledgor to carefully read the clauses of this Agreement, especially those in bold herein and take the contents thereof into full consideration. If there is any question or ambiguity, please promptly consult the Pledgee or professional agency or personnel.

In order to guarantee the performance of the General Credit Contract (hereinafter referred to as the Principal Contract) with the number GRB15217 concluded between Beijing Secoo Trading Limited (hereinafter referred to as the Debtor) and the Pledgee, and to ensure the realization of the creditor’s right of the Pledgee, the Pledgor is willing to provide the Pledgee with the term deposit deposited by the Pledgor at the Pledgee and the interest thereof as security in favor of the Pledgee (hereinafter referred to as the Collateral);

Now Therefore, in accordance with the relevant laws, regulations and rules and on the basis of consensus through negotiation, the parties hereto agree as follows and intend to be bound hereby:

Article 1 Collateral

1.1 Pledged Certificate of Term Deposit

Name: ☐ Individual term deposit certificate     ☒ Corporate term deposit certificate

Deposit certificate issuing institution: Xiamen International Bank Co., Ltd. Beijing Branch

Account name: Hong Kong Secoo Investment Group Limited

Amount: CNY30,950,000.00

Deposit term: from October 27, 2015 to October 27, 2016

Confirmation of certificate of term deposit: The certificate of the term deposit has been confirmed by its issuing bank.

1.2           The redeposit or any change in account number of the above-mentioned pledged deposit will not affect the validity of the pledge. The certificate of the term deposit upon its redeposit and the certificate with changed account number will continue to be the document of entitlement to the Collateral under this Agreement.

1.3           The pledge provided under this Agreement shall be applicable to any interest arising from the Collateral.

Article 2 Coverage of Pledge Guarantee

The security provided by the Collateral hereunder shall cover the principal of RMB30,000,000.00 and the interest (including any penalty interest and compound interest), penalty, damages, expenses of custody (if any), any and all expenses of realization of its creditor’s rights and pledge by the Pledgee (including, without limitation, litigation fee, arbitration fee, lawyer’s fee, property preservation fee, business travel expenses, enforcement fee, evaluation fee, and auction fee) provided in the Principal Contract.

Article 3 Disposal of Collateral

3.1           Within the term of the pledge, the Pledgor may not assign, re-pledge, or otherwise dispose of the Collateral without the prior written consent of the Pledgee.

3.2           The Pledgor shall ensure that the Collateral be free from any freeze, seizure, attachment or any other litigation, or the Pledgee may immediately enforce the pledge and claim its creditor’s rights thereunder, and the Pledgor shall warrant that the Pledgee has the first priority of compensation.

3.3           If the Debtor fails to perform its obligations under the Principal Contract, or the Debtor or the Pledgor fails to comply any other provision under the Principal Contract or this Agreement or any other agreement with the Pledgee, whereby the Pledgee accelerates realizing its creditor’s right or the Principal Contact is held invalid after occurrence of the borrower-lender relationship contemplated thereunder, the Pledgee shall have sole discretion to dispose of the Collateral without prior disposal of or recovery of any other security provided by the Debtor or provided under the Principal Contract, if any (including, without limitation, any warranty, mortgage, pledge, letter of guarantee, or stand-by letter of credit), and the Pledgor may not object to such disposal by the Pledgee. The Pledgee may enforce its rights under the pledge by cashing out the certificate of deposit, and any proceeds from such enforcement shall be first applied to repay all debts owed by the Debtor to the Pledgee under the Principal Contract secured by the Pledgor, regardless of whether or not certificate of deposit becomes due and payable.

3.4           If the Pledgor fails to disclose the existence of any joint ownership, title dispute, seizure or attachment of the Collateral and cause any damage to the Pledgee, the Pledgor shall make full indemnity to the Pledge; if any of such circumstances which is adverse to the Pledgee’s realization of its rights fails to be effectively eliminated within reasonable period of time requested by the Pledgee, the Pledgee may accelerate realizing its rights under the pledge or require the Pledgor to provide new security acceptable to the Pledgee.

3.5           If the Pledgor breaches any provision in this Agreement or any representation or warranty made by the Pledgor in this Agreement becomes inaccurate or misleading, the Pledgee shall have the right to accelerate realizing its rights under the pledge and hold the Pledgor liable for any loss incurred by the Pledge arising therefrom.

3.6           The Pledgor is under obligation to cooperate with the Pledgee in disposal of the Collateral and use the proceeds from the disposal to repay the debts secured under this Agreement.

3.7           The Pledgor agrees that the Pledgee have the right to use the proceeds from the disposal of the Collateral to repay the principal and interests and relevant expenses (if any) of the debt provided the Principal Contract.

Article 4 Amendment of Principal Contract

The Pledgor acknowledges that the Debtor and the Pledgee may amend the Principal Contract through agreement without consent of the Pledgor or any impact upon the pledge provided by the Pledgor; provided, however, that written consent of the Pledgor is required if the term of debt is extended or the principal amount of the Creditor’s right is increased.

Article 5 Cashing out of the Deposit Certificate

5.1           If the pledged certificate of deposit is cashable with signature consistent with the signature specimen left with applicable bank, the Pledgor shall endorse the consistent signature on the back of the pledged certificate of deposit (if the pledged certificate of deposit is in the name of entity, the seal of such entity shall also be endorsed thereon); if the certificate of deposit is cashable with password or valid ID certificate, the Pledgor shall change it so that it is cashable signature consistent with the signature specimen left with bank; if the Pledgor fails to endorse the consistent signature or change the cashable method of the certificate of deposit as provided in this Section 5.1, it will not affect the Pledgee’s right to take action against default provided hereunder.

5.2           Before the debts provided under the Principal Contract are fully repaid and without written consent from the Pledgee, the Pledgor may not use or cash out the pledged deposit or any interest thereof, or retrieve the certificate of deposit or apply for registered loss of the certificate, or change the signature specimen or password left with the applicable bank. The pledged certificate of deposit is subject to freeze by the Pledgee.

5.3           The Pledgor authorizes the Pledgee to cash out the certificate of term deposit or dispose of the certificate of term deposit in any other matter permitted by law (including, without limitation, cashing out the certificate of term deposit prior to its maturity) so as to repay the debts under the Principal Contract.

Article 6 Representation and Warranty by the Pledgor

6.1           The Pledgor warrants that it has lawful ownership of and the right to dispose of the Collateral, and the Collateral are free from any dispute, attachment or seizure. The Pledgor warrants that, as of the date of this Agreement, the Collateral is not subject to any security interest or assigned, granted or otherwise disposed.

6.2           The Pledgor represents that no third party has any right of offset against the Collateral.

6.3           The Pledgor has lawfully completed any and all consideration, approval, resolution, consent, registration, announcement or any other procedures required for execution of this Agreement and perfection of the pledge provided hereunder, and the Pledgor has full right to provide external guarantee free from any encumbrance.

6.4           Any and all documents and materials provided by the Pledgor to the Pledgee are authentic, accurate and complete.

6.5           Within the term of the Principal Contract, the Pledgor may not waive, re-pledge, or transfer to any third party or otherwise dispose of the Collateral without written consent of the Pledgee.

6.6           If the Pledgor changes its address or contact information, it shall notify the Pledgee thereof in writing.

The above representations and warranties shall continue to be valid during the term of this Agreement.

Article 7 Additional Collateral

(applicable to the circumstance in which the currency of the pledged deposit is different from that of the credit line offered under the Principal Contract) If the total of the principal and interest of the loan exceeds the sum of the pledged certificate of deposit due to fluctuation of the applicable exchange rate, the Pledgor shall, within three business days, increase the pledged deposit or pay additional fund to an account designated by the Pledgee, or provide any other security acceptable to the Pledgee, or pre-pay part of the principal amount under the credit line, so as to cover the deficiency of the pledge due to fluctuation of the applicable exchange rate. If the Pledgor fails to do so, the Pledgee shall have the right to accelerate repayment of the applicable loan and dispose of the Collateral as provided in this Agreement.

The deposit or fund so increased in the preceding paragraph shall be pledged as security in favor of the Pledgee for repayment of the debts provided under the Principal Contract.

If the currency of the deposit is different from currency under the Principal Contract, the principal provided under the credit line and the principal of the deposit shall be calculated into RMB at the real-time exchange rate published by the Pledgee.

Article 8 Dispute Resolution

Any dispute arising from or in connection with this Agreement shall be settled through negotiation and, if the negotiation fails, be submitted to the people’s court having jurisdiction over the place where the Plegee is located for litigation.During the litigation, this Agreement shall continue to be performed with exception of any term under dispute.

Article 9 Miscellaneous

9.1           The Pledgor shall urge the Debtor to strictly perform its duties and obligations to the Pledgee under the Principal Contract and the legal requirements relating thereto.

9.2           If the Pledgor is involved in any criminal offense, litigation, arbitration or dispute, or the Collateral is seized, frozen or detained or involved in any title dispute which has adverse effect on the Pledgor’s performance of its security obligations, the Pledgor shall immediately notify the Pledgee.

9.3           Neither party hereto may change or terminate this Agreement unilaterally.Any change or termination of this Agreement shall be agreement of the parties hereto in writing.

9.4           If the Pledgor fails to perform this Agreement due to death, loss of capacity for civil conduct, wind-up, dissolution or bankruptcy, or serious worsening of its economic conditions, it shall be deemed as event of default.

9.5           Any other matters not covered hereunder are governed by the Principal Contract.

9.6           If the Pledgee assigns its all or partial rights provided under the Principal Contract to any third party, the assignee shall have the rights of the pledge relating to the applicable creditor’s right provided under this Agreement.

9.7           The validity of each clause of this Agreement will not affect that of the remainder hereof.

9.8           If the Principal Contract is held invalid, the Pledgor shall also be liable for any debt of the Debtor arising from return of applicable assets or indemnity of applicable loss to the extent of the Collateral.

9.9           The document evidencing entitlement to the Collateral and any other legal documents related to this Agreement constitute an integral part of this Agreement. The Pledgor shall deliver the document evidencing entitlement to the pledged deposit to the Pledgee on the effective date of this Agreement.

9.10    The Pledgee’s failure to exercise any of its rights under the Principal Contract or this Agreement, or grant of any grace, concession, exception or tolerance relating thereto, will not operate as waiver of any of its rights provided hereunder; waiver of any of its rights provided hereunder by the Pledgee, including the pledge provided in this Agreement, shall not be valid unless it is expressly made in writing.

9.11    This Agreement is made in three originals, one held by the Pledgor and the other two held by the Pledgee.All of the originals have the same effect.

Article 10 Effectiveness of Agreement

This Agreement shall be effective upon, if the party hereto is an individual, signature by such party or, if the party hereto is an entity, signature of its legal or authorized representative or affixture of its corporate seal and signature of its legal or authorized representative. This Agreement shall remain valid until the debts owed by the Debtor to the Pledgee under the Principal Contract are fully repaid.

Article 11 Acknowledgement

Each of the parties hereto has read all the clauses of this Agreement, and paid special attention to the terms in bold herein. At the request of the Pledgor, the Pledgee has provided corresponding notes to the terms of this Agreement. The Pledgor has full knowledge and understanding of the terms hereof and their legal consequence, and signed this Agreement voluntarily.

Pledgor:	/s/Liyuan Wu (on behalf of Hong Kong Secoo Investment Group Limited)

Pledgee: Xiamen International Bank Co., Ltd.(Company Seal)

Signing date: October 21, 2015

Witness:	/s/ Xufeng Li